EXHIBIT 10.1

NON-EXCLUSIVE DOWNLOAD RIGHTS AGREEMENT

AGREEMENT made as of _________________________

 [DATE], by and between SDMS, LLC, dba satelliterecords.com, 333 Court Street, Suite 2, Hoboken, NJ 07030 (hereinafter referred to as "SDMS”) and                    [PROVIDER NAME AND ADDRESS] (hereinafter referred to as "Provider").

In consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, which is hereby accepted and mutually acknowledged as sufficient, the parties hereto agree as follows:

SUMMARY OF TERMS AND CONDITIONS

Upon the execution of this Agreement, Provider shall deliver to SDMS all master recording(s) ("Track(s)") to be made available for purchase by consumers as downloadable digital files ("Downloads") as set forth below:

1.

Track(s):

Master recording(s) (and associated Metadata) delivered by Provider for sale as Downloads by SDMS under this Agreement.

2.

Rights:

Non-exclusive right to promote, market, distribute and sell the Tracks as Downloads only.

3.

Term:

One (1) year from the date of this Agreement. The Term shall be automatically renewed by successive one (1) year extension Terms (each an "Extension Term") unless terminated by either party upon sixty (60) days written notice prior to the expiration of the Term or then-current Extension Term.

4.

Territory:

World (unless expressly specified otherwise for a particular Track).

5.

Royalties:

60% of Net Sales Proceeds.

6.

Payment:

Within thirty (30) days of the end of each monthly accounting period.

7.

Warranty:

Provider hereby warrants and represents that (i) Provider has the right to enter into this Agreement; (ii) Provider owns or controls the rights in and to the Track(s) delivered by Provider to SDMS hereunder; (iii) Provider has the right to grant all of the rights granted to SDMS under this Agreement; and (iv) the use of Track(s) by SDMS shall not infringe upon the rights of any third parties including copyrights. Provider hereby agrees to indemnify SDMS for any costs incurred by SDMS with respect to any third party claims which are inconsistent with this warranty.

8.

Standard Conditions:

All terms stated in this Summary of Terms and Conditions ("Summary") shall be subject to our Standard Terms and Conditions which are attached hereto and made an integral part of this Agreement. Provider warrants and represents that it has read the Standard Terms and Conditions and expressly agrees to be bound by them. If Provider fails to sign the Standard Terms and Conditions, such failure shall be deemed inadvertent and the interpretation of this Summary shall at all times remain subject to the attached Standard Terms and Conditions.

Please indicate your acceptance of these terms by countersigning this Summary where indicated below. You confirm that you have read, understood and agreed to all of the terms set forth in this Summary as well as the Standard Terms and Conditions which are attached hereto and are made an integral part of this Agreement by this reference Conditions. This Summary shall constitute a binding contract when signed by you and by us.

For and on behalf of SDMS, LLC

For and on behalf of Provider

dba satelliterecords.com

______________________________________
Authorized Signatory

______________________________________

Authorized Signatory

SDMS Non-Exclusive Download Rights Agreement

C 2010 Law Offices of Kurosh Nasseri PLLC

STANDARD TERMS AND CONDITIONS

The parties hereby expressly agree that the following Standard Terms and Conditions shall govern the implementation and interpretation of the terms and conditions as set forth in the Summary above. In consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, which is hereby accepted and mutually acknowledged as sufficient, the parties hereto agree as follows:

1.

Definitions

As used in this Agreement, the following terms shall have the indicated meaning:

(a)

"Album": Master recordings by a single Artist configured and submitted by Provider as an Artist album.

(b)

"Artist": Recording artist(s) of the Track(s) delivered to SDMS hereunder.

(c)

"Catalog Track(s)": Previously released or back catalog Track(s).

(d)

"Compilation": Master recordings by different Artists configured and submitted by Provider as a multi-artist compilation.

(e)

"Composition(s)": The composition(s) embodied in the Track(s) delivered to SDMS hereunder.

(f)

"Consumers": Consumers purchasing Downloads from SDMS for their personal use subject to SDMS's Terms of Service Agreement. The term "Consumers" as used in this Agreement shall include disc jockeys ("DJs"). The term "personal use" shall include the use of Downloads by DJs as part of their disc jockey performances subject to the DJs' compliance with all applicable reporting requirements as set forth in SDMS’s Terms of Service Agreement.

(g)

"Consumer Price(s)": Minimum retail price(s) established by SDMS and paid by Consumer(s) for a particular Download.

SDMS shall determine the actual Consumer Price(s) for all Download categories except that Provider shall determine the Consumer Price(s) that will apply to any Album(s) and Compilation(s) subject to the minimum Provider Package price for Albums and Compilations as specified in Exhibit A. If Provider fails to specify the Consumer Price for an Album or Compilation SDMS shall determine the Consumer Price based on its then current pricing policies.

The Consumer Price for each Download category (single, EP, Album, Compilation, Curator Mix, Curator Package, Provider Package, etc.) in effect as of the date of this Agreement is attached hereto as Exhibit A.

(h)

"Copyright Licenses": Licenses required for reproduction and distribution (i.e., mechanical) rights and performance (i.e., communication to the public) rights in the Composition(s) embodied in the Track(s) delivered to SDMS hereunder.

(i)

"Copyright Royalty(ies)": Mechanical royalties, public performance royalties and any other legally required payments to Copyright Societies or Publisher Organizations in connection with the Copyright Licenses required for the use of the Composition(s) embodied in the Track(s) delivered to SDMS hereunder. Copyright Royalties payable to Copyright Societies and Publisher Organizations vary from eight percent (8%) to fifteen percent (15%) of the Consumer Price depending on the "Country of Destination", meaning the location of the Consumer. Based on an analysis of Download sales across the entire Territory, the average rate for purposes of Paragraph 1(o)(4) and 15(i) below is ten percent (10%) of the Consumer Price ("the Rate") which shall remain subject to change due to revised Copyright Royalty rates in specific countries of the Territory and to allow for adjustments based on sales and disbursement data.

(j)

“Copyright Society(ies)”: National societies acting under public authority to administer copyrights by issuing licenses and collecting mechanical royalties and/or public performance royalties. Examples of such Copyright Societies are SACEM, SIAE and PRS for Music.

(k)

"Curator": A person or entity which works directly with SDMS and recommends Track(s) for inclusion in a Curator Package(s). As an example, a Curator may be a DJ, an artist, a celebrity, a record label, a nightclub or a music festival. Curator recommendations are an integral part of the Satellite Website experience and are featured throughout the Satellite Website as a promotion and marketing feature. Curator recommendations may consist of a list of Track "picks", charts, playlists, genre-specific or other "favorites" or "best of" recommendations and other similar selections of Tracks compiled by a

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Curator and made available for purchase as Downloads on the Satellite Website. Tracks are selected for recommendations in the Curator's sole discretion.

(l)

"Curator Commissions": Commissions of five percent (5%) of the Consumer Price(s) for the relevant Download(s) which shall be payable to the relevant Curator for the Curator's recommendation, marketing, promotion, compiling or mixing services which induce the purchase of such Download(s).

(m)

“Curator Mix(es)”: Master recordings from different artists (including any Track(s)) compiled and mixed by a Curator to form a continuous beat-mixed medley for promotional purposes and made available together for sale as a combined Download. SDMS shall have the right to edit the Track(s) and to mix the Track(s) with other master recordings for use as part of a Curator Mix only.

(n)

“Curator Package(s)”: Master recordings from different artists (including any Track(s)) compiled as a list by a Curator for promotional purposes and made available together for sale as a combined Download.

(o)

"Deductible Expenses": Expenses to be deducted from the Consumer Price(s), including

(1)

Bank transaction costs;

(2)

Sales, use, value-added or other taxes legally required to be applied to sales of Downloads under applicable laws;

(3)

Charge-backs, including but not limited to those on account of errors in billing, fraudulent transactions, errors in transmission, customer refunds and any other charge reversals;

(4)

Copyright Royalties;

(5)

Curator Commissions; and

(6)

Any other payments to third parties legally required in connection with relevant sales of Downloads under applicable laws.

(p)

"Download(s)": Track(s) which are digitally transmitted to Consumers via the Internet or otherwise.

(q)

"Exhibit(s)": Exhibit(s) attached to this Agreement. All Exhibits are incorporated herein and made an integral part hereof by this reference. The data and/or information listed in the Exhibits shall remain subject to change.

(r)

"Formats": All digital audio file formats now known or hereafter devised including but not limited to MP3, MP4, WAV, AIFF and AAC.

(s)

"Metadata": Label copy and copyright information submitted by Provider for the relevant Track(s), as well as all artwork, logos, tradenames, trademarks, Artist photographs and/or likenesses, images or image files, video clips and any other graphic, visual or audio-visual materials to be used by SDMS in connection with the marketing, promotion and/or sale of Downloads embodying the relevant Track(s) delivered to SDMS hereunder. An example of Metadata required for each Track delivered to SDMS hereunder is attached hereto as Exhibit B.

(t)

"Net Sales Proceeds": Consumer Price(s) less all Deductible Expenses.

(u)

"New Track(s)": Previously unreleased Track(s). A New Track may be re-designated as a Catalog Track at any time after ninety (90) days following the commercial release date for the relevant Track in SDMS's discretion.

(v)

"Online Submission Procedure": One of the following procedures by which Provider shall deliver Tracks and associated Metadata to SDMS hereunder:

(1)

FTP Upload: This method allows Provider to upload multiple Tracks and associated Metadata. Provider will be assigned an FTP account to upload Tracks and associated Metadata. Metadata must be contained in a single file in XML format. Any Territory Restrictions must be specified in the Metadata; or

(2)

Online User Interface: This method allows Provider to upload individual Tracks and associated Metadata. The Online User Interface allows Provider to directly input all necessary Metadata including but not limited to any Territory Restrictions which must be specified using the appropriate check boxes.

All Tracks must be delivered to SDMS in WAV, AIFF or AAC lossless digital audio file format or any other format approved by SDMS along with all Metadata to be used by SDMS in making the Track(s) available for resale as Downloads hereunder.

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(w)

"Preview Samples": Audio clips of up to one hundred twenty (120) seconds duration to be made available to potential Consumer's free of charge in order to induce the purchase of the Download from which the audio clip is taken.

(x)

"Provider": Natural person or legal entity that owns, controls or administers the right to promote, market and sell Downloads embodying the Track(s). Provider may submit to SDMS Track(s) by one (1) or more Artists or one (1) or more record labels as applicable.

(y)

“Provider Package(s)”: One (1) or more Track(s) recorded by the same Artist or by different Artists and configured as delivered to SDMS by Provider to be presented together as a package comprising one (1) or more Version(s) of a Track, an EP, an Album or a Compilation.

(z)

“Provider Royalty”: Provider’s share of Net Sales Proceeds.

(aa)

“Publisher Organization(s)”: Private organizations formed by publishers for the purpose of granting mechanical licenses across multiple territories. Examples of such Publisher Organizations are CELAS, DEAL, PEDL and PAECOL.

(bb)

“Satellite Website”: The website operated by SDMS under the trademark "Satellite" for the purpose of fulfilling the Download sales transactions envisioned by this Agreement. The Satellite Website shall be accessible via multiple URLs including but not limited to www.satelliterecords.com, www.satellitedj.com, www.satellitemusic.com and www.satellite.dj.

(cc)

"Streaming": Playback of audio-only or audio-visual files without allowing the Consumer to download the digital source file or to make a re-usable copy of the digital source file to the Consumer's hard drive or other playback device.

(dd)

"Term": One (1) year from the date of this Agreement. The Term shall be automatically renewed by successive one (1) year extension Terms (each an "Extension Term") unless terminated by either party upon sixty (60) days written notice prior to the expiration of the Term or then-current Extension Term. As used in this Agreement, "Term" shall collectively refer to the initial Term and any Extension Terms.

(ee)

"Territory": World (unless expressly specified otherwise for a particular Track).

(ff)

"Territory Restrictions": Any country of the Territory for which Provider does not control or does not grant to SDMS the rights granted hereunder as specified in the Metadata submitted for any Track(s) delivered to SDMS hereunder.

(gg)

"Track(s)": The master recording(s) delivered by Provider to SDMS for resale on the Satellite Website as Downloads under this Agreement.

(hh)

“Version”: Any one (1) version of the several versions (i.e., mixes, remixes or edits) of the relevant Track.

2.

Delivery and Release Commitments

(a)

Promptly upon execution of this Agreement by both parties Provider shall deliver to SDMS all available Versions of the Track(s) and associated Metadata using the Online Submission Procedure. Metadata must be submitted for each Track delivered hereunder prior to SDMS making the relevant Track available for purchase as Downloads hereunder.

(b)

Provider shall be entitled to set the earliest release date with respect to the Track(s) by notice to SDMS specifying such earliest release date in writing. If no release date is specified as the Track(s) are delivered to SDMS the earliest release date shall be deemed to be the date upon which the Track(s) are delivered to SDMS. SDMS shall be prohibited from making the Track(s) available as Downloads prior to the earliest release date as set by Provider.

(c)

With respect to Catalog Track(s), SDMS shall make the relevant Track(s) available for purchase by Consumers within no more than sixty (60) days of SDMS's receipt of the Track(s) and all label copy and other Metadata.

(d)

With respect to New Track(s), SDMS shall make the relevant Track(s) available for purchase by Consumers within no more than thirty (30) days of SDMS's receipt of the Track(s) including all label copy and other Metadata or on the earliest release date as specified by Provider, whichever is later.

3.

Grant of Rights

Subject to SDMS’s compliance with all of the terms and conditions contained in this Agreement, Provider hereby grants to SDMS for the duration of the Term and throughout the Territory the following non-exclusive rights:

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(a)

The right to digitally transmit and sell the Track(s) and Metadata directly to Consumers as Downloads or to refrain from doing so.

(b)

The right to advertise and publicly perform the Track(s) and Metadata. Provider hereby grants to SDMS a gratis license under which SDMS shall be entitled to advertise and publicly perform the Track(s) and Metadata for promotional uses including but not limited to use as part of Preview Samples as set forth in Paragraph 3(f) below.

(c)

The right to reproduce, print, publish, and disseminate the relevant Artist's professional name, approved biographical material and approved likenesses as well as the label names, trademarks and artwork associated with the Track(s) delivered to SDMS hereunder only in connection with the promotion and exploitation of the Track(s) as Downloads hereunder.

(d)

The right to compile the Track(s) with other recordings for use as part of a Curator Package hereunder.

(e)

The right to compile the Track(s) with other recordings for use as part of a Curator Mix hereunder.

(f)

The right to make Preview Samples available to potential Consumers free of charge in order to induce the purchase of the Download from which the relevant Preview Sample is taken.

4.

Term

The term of this Agreement (“Term”) shall be as set forth in Paragraph 3 of the Summary.

5.

Territory

The territory for this Agreement ("Territory") shall be as set forth in Paragraph 4 of the Summary and the terms and conditions of this Agreement shall apply to the relations between the parties throughout the Territory.

6.

Reservation of Rights

Provider hereby expressly reserves all rights with respect to any means or methods of promoting or commercially exploiting the Track(s) other than those specifically enumerated above.

7.

Remixes, Edits, Alterations

Subject to Paragraph 1(m) above, SDMS shall not have the right to edit, remix or otherwise alter the Track(s) without Provider's prior written consent. Notwithstanding the foregoing, Provider hereby expressly grants to SDMS the right to encode the Track(s) in various compression formats for download purposes and to edit the Track(s) for purposes of creating audio samples of each Track for preview purposes only.

8.

Artwork and Other Visual Content

SDMS shall not have the right to alter the graphics, video clips and any other visual or audiovisual Metadata delivered to SDMS under this Agreement without Provider's prior written consent. Notwithstanding the foregoing, SDMS shall have the right to resize any graphics, video clips or other visual or audiovisual Metadata delivered to SDMS hereunder without further notice. Provider hereby expressly grants to SDMS the right to make all graphics and video clips available in connection with the relevant Download without extra charge.

9.

Provider's Property

All Track(s) and other Metadata delivered by Provider to SDMS for use under this Agreement as well as the related copyrights and trademarks shall at all times remain the property of Provider.

10.

Royalties

SDMS shall credit Provider's royalty account with the following royalties:

(a)

A royalty of sixty percent (60%) of the Net Sales Proceeds.

(b)

No royalties shall be payable for:

(i) repeated downloads by the same Consumer of the same Track(s) for replacement or device change purposes;

(ii) failed transactions such as chargebacks for fraudulent credit card use, faulty download transmissions and any other Consumer refunds; or

(iii) downloads provided to Consumers free of charge for promotional purposes provided that the annual aggregate of such non-royalty bearing promotional Downloads shall not exceed one percent (1%) of Provider's total Download sales.

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(c)

No royalties shall be payable other than as specifically stated herein.

(d)

Payment of royalties under this Agreement shall be subject to all applicable withholding tax regulations. Payments cannot be made until the relevant withholding tax form has been completed and returned to SDMS (Form W9 for U.S. labels and Form W8 for all non-U.S. labels).

11.

Royalty Statements

Royalty statements showing in reasonable detail all monies collected by SDMS with respect to its exploitation of the Track(s) under this Agreement shall be issued within thirty (30) days of the expiration of the monthly accounting periods ending the last day of each calendar month. Royalty payments shall be made within thirty (30) days from the date of the issuance of statements showing royalties payable subject to a minimum payment amount of one hundred dollars (USD $100.00). Royalty accountings for less than the minimum payment amount shall be credited to Provider's royalty account and carried forward to the next statement provided that in any event SDMS shall pay any accrued royalties within thirty (30) days of the expiration of the quarterly accounting periods ending March 31, June 30, September 30 and December 31 regardless of the amount payable.

12.

Audits

All royalty statements rendered by SDMS shall be binding upon Provider and not subject to any objection by Provider for any reason unless specific objection in writing, stating the basis thereof, is given to SDMS within thirty (30) days from the date rendered. Provider shall have the right to appoint an accountant to examine SDMS's books and records as they pertain to this Agreement and any expenditures charged against Provider's royalty account, provided such examination shall take place at SDMS's offices during normal business hours with reasonable notice, not more frequently than once in any calendar year, not more than once with respect to any particular royalty statement and at Provider's sole cost and expense. Provider hereby acknowledges that SDMS's books and records contain confidential trade information and Provider warrants that neither Provider nor its accountant, personnel or representatives shall communicate to others or use on behalf of any other person any facts or information obtained as a result of such examination of SDMS's books and records.

13.

Credits

SDMS shall ensure that the credits as specified by Provider are clearly stated adjacent to the link for the relevant Download. If label copy information is not provided by Provider when the relevant Track(s) are delivered or upon request thereafter, SDMS shall have the right but not the obligation to delay making the relevant Track(s) available for sale as Downloads until such label copy information is provided by Provider.

14.

Additional Provisions

With respect to all Track(s) and Metadata to be made available as Downloads hereunder the following additional provisions shall apply:

(a)

Notwithstanding anything to the contrary contained herein, the Territory shall be as specified in the Metadata submitted by Provider for the relevant Track(s).

(b)

SDMS shall cause all commercially reasonable efforts to be made to prevent the transmission and sale of Downloads to Consumers outside the Territory for the relevant Track(s) and Metadata, if applicable. Notwithstanding the foregoing, any circumvention of such efforts to prevent the transmission and/or sale of Downloads by Consumers outside the Territory specified for the relevant Track(s) and Metadata, if applicable, shall be subject to the Breach and Cure provisions under Paragraph 18 below.

(c)

For any Track(s) with respect to which a Territory Restriction does not apply the Territory shall be the World.

(d)

Should Provider require the deletion or exclusion of a specific Track so as to disable or discontinue Downloads embodying that Track, SDMS shall cause the relevant Track to be removed from the portions of the Satellite Website which are visible to and/or accessible by Consumers or other visitors to the Satellite Website within ten (10) business days of receiving written notice of Provider's request for removal of the Track.

(e)

SDMS shall have the right to remove from the Satellite Website any Track(s) or Metadata for which SDMS receives a notice of alleged copyright or trademark infringement including but not limited to Digital Millennium Copyright Act (DMCA) notices. Removal from the Satellite Website of any Track(s) or

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Metadata by SDMS hereunder shall be without prejudice to any other rights, remedies or defenses which may be available to SDMS in connection which such alleged copyright or trademark infringement.

15.

Provider's Warranties and Representations

Provider warrants and represents that:

(a)

Provider possesses the full right, power and authority to enter into and perform under this Agreement.

(b)

Provider owns, controls or administers the right to advertise, publicly perform, transmit and sell as Downloads via the Internet or otherwise digital files embodying each Track delivered to SDMS hereunder along with relevant Metadata in the Territory and Provider has the right to grant these rights to SDMS. The use of the Track(s) and Metadata delivered to SDMS hereunder in accordance with the terms and conditions hereof shall not infringe upon the rights of any third party including copyrights.

(c)

Provider has the right to use the label names, artist names and trademarks associated with the Track(s) delivered to SDMS hereunder, and grants to SDMS the right to use and allow others to use said label names, artist names and trademarks in connection with the Track(s) subject hereto. The use of such label names, artist names, tradenames and trademarks in accordance with the terms and conditions hereof shall not infringe upon the rights of any third party.

(d)

Provider hereby agrees to execute or cause to be executed without undue delay any additional documentation which SDMS may require to effectuate any of the rights granted to SDMS hereunder. Provider hereby further agrees to submit without undue delay any additional information which SDMS may require to effectuate any of the rights granted to SDMS hereunder.

(e)

Provider has reviewed all Exhibits attached to this Agreement and Provider hereby acknowledges that all Exhibits and any information contained therein are incorporated into this Agreement. Provider hereby agrees that all Exhibits attached to this Agreement and any information contained therein shall remain subject to change.

(f)

Provider hereby expressly consents to accepting electronic versions of accounting statements, notices and any other electronic records, signatures and information affecting or required under this Agreement (collectively "Electronic Records and Documentation") and Provider hereby expressly acknowledges that Provider possesses the ability to access such Electronic Records and Documentation.

(g)

Provider shall be solely responsible to pay or cause third parties to pay (i) all record royalties to Artists and other royalty participants resulting from sales of the Track(s) or Downloads, (ii) any performance or other similar royalties payable to master rights owners or any other third parties with respect to the Track(s) or Downloads or Streaming of related Preview Samples, and (iii) any other royalties or fees payable to third parties with respect to the Track(s).

(h)

Provider shall be solely responsible to pay any performance or other similar royalties payable to writers, publishers, performance rights organizations or any other third parties with respect to the sale of Downloads or Streaming of related Preview Samples in the USA and any other royalties or fees payable to third parties with respect to SDMS's use of the Composition(s) in the USA. If SDMS is forced to pay such royalties to any third party on Provider's behalf, Provider hereby expressly authorizes SDMS to deduct such payments from the Provider Royalty hereunder.

(i)

With respect to the sale of Downloads or Streaming of related Preview Samples outside the USA, Provider hereby expressly authorizes SDMS to cause Copyright Licenses to be obtained and Copyright Royalties to be paid directly to the relevant Copyright Societies and/or Publisher Organizations and all Copyright Royalties to be deducted from the Consumer Price(s), and Provider hereby grants and hereby expressly agrees to cause any third party to grant to SDMS all Copyright Licenses for any Composition(s) which are not registered with or otherwise controlled or administered by any Copyright Societies or Publishing Organizations. Pending disbursement to the appropriate Copyright Societies, Publisher Organizations and/or other rights owners, Copyright Royalties shall be held in an escrow account.

(j)

Each of the Track(s) delivered to SDMS hereunder was recorded and otherwise prepared in all respects in compliance with all applicable laws including but not limited to copyright laws and that each of the Track(s) does not infringe upon the rights of any third party.

(k)

Provider has paid and shall continue to pay, or has caused and shall continue to cause a third party to pay, all recording costs incurred with respect to the Track(s) prior to delivery to SDMS including

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all artist royalties, union payments, studio, engineer, session, performer fees, sample clearance fees and collective bargaining agreement payments payable with respect to the Track(s).

(l)

Provider has sought the advice of independent legal counsel concerning this Agreement and Provider shall not challenge the validity of this Agreement based on the fact that it may be drafted in a non-local language or based on Provider's failure to understand the provisions contained herein.

16.

SDMS's Warranties and Representations

SDMS warrants and represents that:

(a)

SDMS possesses the full right, power and authority to enter into and perform this Agreement.

(b)

SDMS does now and will continue for the duration of the Term to own, operate or control file servers, related equipment and software for the purpose of making the Track(s) available to Consumers for purchase as Downloads under this Agreement.

(c)

SDMS shall make available Downloads embodying the Track(s) only by using the Track(s) as supplied by Provider.

(d)

SDMS will make commercially reasonable efforts to promote the sale of the Track(s) as Downloads in the Territory.

(e)

SDMS shall maintain accurate books and accounts with respect to all sales, income and expenses in connection with the exploitation of the Track(s) under this Agreement.

17.

Indemnification

Provider agrees to and does hereby indemnify, save and hold SDMS harmless of and from any and all loss and damage (including reasonable attorney's fees) arising out of or connected with any claim by any one or more third parties with respect to SDMS's use of the Tracks or Metadata delivered by Provider to SDMS for use hereunder or any act or omission by Provider which is inconsistent with any of the warranties, representations, and/or agreements made by Provider herein, and Provider hereby expressly agrees to reimburse SDMS on demand for any payment made by SDMS at any time with respect to any liability or claim to which the foregoing indemnity applies. Pending the determination of any claim involving such alleged breach or failure, SDMS may withhold sums due to Provider hereunder in an amount consistent with such claim.

18.

Breach and Cure; Termination

If for any reason either party hereto materially breaches this Agreement, then the aggrieved party shall notify the defaulting party of such breach in writing. The defaulting party shall have thirty (30) days from the receipt of such notice to cure such a material breach. If the defaulting party fails to cure such breach within thirty (30) days from the receipt of this notice then the aggrieved party shall have the right to unilaterally terminate the Term of this Agreement without prejudice to the aggrieved party's rights under this Agreement or any other rights the aggrieved party may have based on such continuing breach.

19.

Reversion to Provider

Upon expiration or earlier termination of this Agreement SDMS shall destroy or make inaccessible the digital files embodying the Track(s) and the Material.

20.

Bankruptcy

If, at any time during the Term of this Agreement, SDMS files for protection from creditors under Chapter 7 of U.S. bankruptcy laws (Chapter 7, Title 11, United States Code), Provider shall be entitled to terminate the Term of this Agreement upon thirty (30) days written notice to SDMS.

21.

Miscellaneous

(a)

SDMS shall have the right to assign this Agreement in whole or in part to any entity affiliated with SDMS or any entity acquiring a majority of SDMS’s assets or under common ownership with SDMS. Provider shall be entitled to freely assign its right to receive royalties under this Agreement to third parties.

(b)

Nothing in this Agreement shall constitute or be interpreted as a partnership, joint venture, employer-employee or agency relationship between Provider and SDMS, and SDMS shall not be responsible for any debts or financial obligations incurred by Provider with respect to the Track(s) or otherwise.

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(c)

This Agreement contains the entire understanding of the parties hereto; it supersedes any and all other prior agreements, correspondence or statements, whether written or verbal.

(d)

The titles and headings used in connection with the provisions of this Agreement are for ease of reference only and shall not affect or alter the meaning or interpretation of any the provisions of this Agreement.

(e)

This Agreement shall be executed in several identical counterparts and each such counterpart shall constitute an effective and legally binding document provided that it is fully executed by the parties. An executed copy of this Agreement that is received electronically by one party from the other party shall be deemed and treated as an original copy. As used herein, the phrase “received electronically” shall mean that the Agreement may be received by facsimile or email and that either or both parties may store such Agreement (including the signatures hereto) in any electronic format that will accurately reproduce the content of this Agreement at the time it was executed (e.g., PDF).

(f)

No waiver, modification, amendment, termination or discharge of this Agreement shall be binding upon either party unless confirmed by a written instrument signed by an authorized signatory of both parties. No waiver of any provision of or any default under this Agreement shall constitute a waiver by either party of compliance thereafter with the same or any other provision or of its right to enforce the same or any other provision thereafter.

(g)

If any clause or part of this Agreement is determined to be unenforceable by a court or tribunal of competent jurisdiction to make such a determination, the remainder of this Agreement shall remain in full force and effect. Notwithstanding anything to the contrary stated herein, if such a determination of unenforceability renders inoperable any provision which is an integral part of Provider's rights hereunder, Provider shall be entitled to terminate the Term of this Agreement upon thirty (30) days written notice.

22.

Notice

All notices referred to in this Agreement shall be sent to the last known address which shall be the relevant address as specified above unless either party has informed the other in writing of an address change. Notices and accountings may be sent by registered mail, express delivery service, courier, or any other method which provides proof of delivery. Notice shall be deemed given on the date shown on the proof of delivery.

23.

Jurisdiction

This Agreement has been entered into in New York, NY, USA, and the validity, interpretation and legal effect of this Agreement shall be governed by the laws of the State of New York applicable to contracts entered into and performed entirely within the State of New York. Any legal action between the parties with respect to conduct pertaining to or arising out of this Agreement shall be subject to the exclusive jurisdiction of the courts located in the State of New York. If SDMS is forced to resort to litigation in order to enforce or protect any of SDMS's rights under this Agreement, any judgment in SDMS's favor shall include an award of actual attorney fees and costs which SDMS is forced to incur in order to effectuate its rights under this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in New York, NY, USA, as of the day and year first above written.

On Behalf of SDMS, LLC

            On Behalf of Provider

dba satelliterecords.com

________________________                                                        ___________________________

Authorized Signatory

Authorized Signatory

Name:

Name:

Date:

Date:

_____________     _____________

SDSM Initials           Provider Initials

SDMS Non-Exclusive Digital Rights Agreement

C 2010 Law Offices of Kurosh Nasseri PLLC

EXHIBIT A

MINIMUM CONSUMER PRICES

Download Categories

Consumer Price

New Track Single Download

$1.99

Catalogue Track Single Download

$1.49

WAV New Track Single Download

$2.49

WAV Catalog Track Single Download

$1.99

The following Consumer Prices shall apply only to Consumer purchases of all Tracks or all Versions of a Track included in the relevant Package using the "Buy All" feature located next to the relevant Download.

Provider Package Download

Per New Track

$1.59

Per Catalogue Track

$1.29

Curator Package Download

Per New Track

$1.59

Per Catalogue Track

$1.29

Provider Packages (Albums and Compilations only)

As determined by Provider subject to the following

minimum Consumer Price per Album/Compilation

$7.99

Curator Mixes

As determined by SDMS subject to the following

minimum Consumer Price per Track

$0.79

_____________     _____________

SDSM Initials           Provider Initials

SDMS Non-Exclusive Digital Rights Agreement

C 2010 Law Offices of Kurosh Nasseri PLLC

EXHIBIT B

METADATA FIELDS FOR ONLINE SUBMISSION PROCEDURE

RELEASE DATA	details/notes	required/optional
Label Name		required
Label URL		optional
Content Provider Label ID		required
Label Bio		optional
Label Catalog Number		required
Label Art	900 x 900	optional
Label Art Format	JPG, GIF, PNG	required if you provide art
Label Art File Size		required if you provide art
Label Art File Name		required if you provide art
Label Art MD5 checksum		required if you provide art
Release Content Provider ID		required
Release Primary Artist		required
Release Title		required
Release EAN-UPC		required
Release Cover Art		required
Release Cover Art Format	JPG, GIF, PNG	required
Release Cover Art File Size		required
Release Cover Art File Name		required
Release Cover Art MD5 checksum		required
Release YouTube video link		highly recommended
Digital Release Date		required
Release Style 1		required
Release Style 2		optional
Release Style Content Provider ID		optional
Release Primary Artist Content Provider ID		required
Release Artist URL		optional
Release Artist City		optional
Release Artist State/Province		optional
Release Artist Country		optional
Release Artist Bio		highly recommended
Release Album Notes		optional
Release Short Description		highly recommended
Release Long Description		optional
Release Recording Location		optional
Release Artist Image		highly recommended
Release Artist Image Dimensions	900 x 900	required if you provide art
Release Artist Art Format	JPG, GIF, PNG	required if you provide art
Release Artist Art File Name		required if you provide art
Release Artist Art File Size		required if you provide art
Release Artist Art md5 checksum		required if you provide art
Release Art Dimensions	900 x 900	required if you provide art
Release Thumbnail Art	100 x 100	optional

_____________     _____________

SDSM Initials           Provider Initials

SDMS Non-Exclusive Digital Rights Agreement

C 2010 Law Offices of Kurosh Nasseri PLLC

Release Art File Size	required for thumbnail and full size art	required if you provide art
Release Art File Name	required for thumbnail and full size art	required if you provide art
Release Art MD5 checksum	required for thumbnail and full size art	required if you provide art
Release Type	Album, Single, Compilation	required
Release Price		required
Territory Restrictions	List all countries using ISO country IDs for which restrictions exist	required
For all tracks:
Track Content Provider ID		required
Track Label Content Provider ID		required
Track ISRC		required
Track Primary Artist Name		required
Track Primary Artist Content Provider ID		required
Track Additional Artist	You can have an unlimited number of additional artists	optional
Track Additional Artist Role	E.g. Producer, Lyricist, Remixer	optional
Track Additional Artist Content Provider ID		optional
Track Publisher	You can have an unlimited number of additional publishers	required
Track Writer	As many as needed	optional
Track Producer		optional
Track Producer content provider ID		required if exists
Track Publisher	As many as needed	optional
Track Arranger		optional
Track Remixer	As many as needed	required if exists
Track Remixer content provider ID		required if exists
Track Version Name		required if exists
Track Origin Country		required
Track Title		required
Track Number		required
Track Style 1		required
Track Style 2		optional
Track Style 1 content provider ID		optional
Track Style 2 content provider ID		optional
Track Album Only		required
Track Digital Release Date		required
Track Original Release Date		optional
Track Release Date		required
Track Cancellation Date		optional
Track Radio Date		optional
Track Copyright info		required
Track Production Info		optional
Track File Media Type	WAV or 320kbps mp3, provide one entry for each media type	required

_____________     _____________

SDSM Initials           Provider Initials

SDMS Non-Exclusive Digital Rights Agreement

C 2010 Law Offices of Kurosh Nasseri PLLC

Track Bit Rate	required
Track Duration	required
Track File Name	required
Track File Size	required
Track File md5 checksum	optional

_____________     _____________

SDSM Initials           Provider Initials

SDMS Non-Exclusive Digital Rights Agreement

C 2010 Law Offices of Kurosh Nasseri PLLC